Exhibit 99.1

Contacts:	Amedisys, Inc.
Kevin LeBlanc
Director of Investor Relations
(225) 292-2031
kleblanc@amedisys.com

AMEDISYS REPORTS RECORD FOURTH QUARTER REVENUE AND NET INCOME

AMEDISYS TO HOST CONFERENCE CALL

TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (February 17, 2009) — Amedisys, Inc. (NASDAQ: AMED), one of America’s leading home health nursing companies, today reported its financial results for the fourth quarter and the year ended December 31, 2008. We posted record financial performance for the fourth quarter with net service revenue and net income increasing 75.3% and 57.6%, respectively, over the fourth quarter of 2007. Following are highlights of our performance for the fourth quarter and the full-year:

Three-Month Periods Ended December 31, 2008 and 2007

•	Net service revenue increased 75.3% to $340.1 million compared to $194.0 million in 2007.

•	Net income increased 57.6% to $26.3 million compared to $16.7 million in 2007.

•

Diluted earnings per share increased 54.0% to $0.97 compared to $0.63 per diluted share in 2007. The weighted average number of diluted shares outstanding increased to approximately 27.1 million compared to 26.5 million in 2007.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 68.8% to $51.4 million compared to $30.4 million in 2007.

•

After adding back $0.2 million or $0.01 per diluted share in certain TLC Health Care Services, Inc. (“TLC”) integration costs[1] for the three month period in 2008, the following would have been our results:

•	Adjusted net income increased 58.7% to $26.5 million compared to $16.7 million in 2007;

•	Adjusted diluted earnings per share increased 55.6% to $0.98 compared to $0.63 per diluted share in 2007; and

•	Adjusted EBITDA increased 69.7% to $51.7 million compared to $30.4 million in 2007.

Years Ended December 31, 2008 and 2007

•	Net service revenue increased 70.1% to $1,187.4 million compared to $697.9 million in 2007.

•	Net income increased 33.1% to $86.7 million compared to $65.1 million in 2007.

•

Diluted earnings per share increased 29.8% to $3.22 compared to $2.48 per diluted share in 2007. The weighted average number of diluted shares outstanding increased to approximately 26.9 million compared to 26.3 million in 2007.

•	EBITDA increased 55.6% to $177.4 million compared to $114.0 million in 2007.

•

After adding back $4.0 million or $0.09 per diluted share in certain TLC integration costs[1] for 2008, and excluding the $4.2 million or $0.16 per diluted share Alliance gain[2] for 2007, the following would have been our results:

•	Adjusted net income increased 46.3% to $89.1 million compared to $60.9 million in 2007;

•	Adjusted diluted earnings per share increased 42.7% to $3.31 compared to $2.32 per diluted share in 2007; and

•	Adjusted EBITDA increased 65.2% to $181.4 million compared to $109.8 million in 2007.

“Today we are reporting outstanding results, with record revenue and earnings for both the fourth quarter and full year,” said William F. Borne, CEO. “This marks the sixth consecutive year that earnings per share growth has exceeded 20%. Additionally, during the past year we have positioned the company well to continue our strong financial performance through completing the largest acquisition in our company’s history, continuing our start-up strategy, introducing our Specialty Division and strengthening our balance sheet through significant debt repayment. We will continue to focus on our three pronged business strategy that has been the foundation of this success namely: providing superior clinical services, growing the business aggressively and becoming as operationally efficient as possible.”

[1]	See footnote 2 on page 5 for an explanation of these certain TLC integration costs.
[2]	See footnote 3 on page 5 for an explanation of the Alliance gain.

We urge caution in considering our current trends disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends and guidance are subject to numerous factors, risks, and influences, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends or targets.

Earnings Call and Webcast Information

To participate in the conference call, please dial (800) 289-0544 (Domestic) or (913) 905-3164 (International) a few minutes before 10:00 a.m. ET on Tuesday, February 17, 2009. A replay of the conference call will be available beginning at 1:00 p.m. ET on February 17, 2009 through February 24, 2009. The replay dial in number is (888) 203-1112 (Domestic) or (719) 457-0820 (International). The replay pin number is 7194646.

The call will also be available on the internet live and for seven days thereafter at the following web address: http://www.amedisys.com/investors

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com, which we use as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the “Investor Relations” subpage of our web site for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the “Investor Relations” subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to: general economic and business conditions, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to find appropriate companies to acquire, to complete acquisitions we announce from time to time, and to secure any financing related thereto, our ability to meet debt service requirements and comply with covenants in debt agreements, demographic changes, availability and terms of capital, our ability to attract and retain qualified personnel, ongoing development and success of new start-ups, our ability to successfully integrate newly acquired agencies, changes in estimates and judgments associated with critical accounting policies and business disruption due to natural disasters or acts of terrorism, and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures as defined under SEC rules: EBITDA, defined as net income before provision for income taxes, net interest expense and depreciation and amortization, Adjusted EBITDA, defined as EBITDA plus certain TLC integration costs, Adjusted net income, defined as net income plus certain TLC acquisition costs less the Alliance gain, and Adjusted diluted earnings per share, defined as diluted earnings per share plus the earnings per share effect of certain TLC acquisitions costs less the earnings per share effect of the Alliance gain. In accordance with SEC rules, we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measure under generally accepted accounting principles (“GAAP”). Management believes that these are useful gauges of our performance and are common measures used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA

(Amounts in thousands, except per share data)

Balance Sheet Information

	December 31, 2008	December 31, 2007
Current assets	$194,350	$164,513
Total assets	1,070,194	587,111
Total current liabilities	204,627	101,736
Total long-term obligations	303,449	37,555
Minority interests	783	849
Total stockholders’ equity	561,335	446,971

Income Statement Information

	For the three-month periods ended December 31,		For the twelve-month periods ended December 31,
	2008	2007	2008	2007
Net service revenue	$340,096	$193,986	$1,187,415	$697,934
Cost of service, excluding depreciation and amortization (1)	161,989	93,211	562,633	329,008
General and administrative and other expenses (1)	131,235	74,682	467,681	272,364

Operating expenses	293,224	167,893	1,030,314	601,372

Operating income	46,872	26,093	157,101	96,562
Other (expense) income	(5,067)	754	(15,745)	6,856

Income before income taxes and minority interest	41,805	26,847	141,356	103,418
Income tax expense	(15,461)	(10,115)	(54,714)	(38,298)
Minority interests	(3)	(17)	40	(7)

Net income	$26,341	$16,715	$86,682	$65,113

Net income per common share:
Basic	$0.99	$0.64	$3.28	$2.52

Diluted	$0.97	$0.63	$3.22	$2.48

Cash Flow Information

	For the three-month periods ended December 31,		For the twelve-month periods ended December 31,
	2008	2007	2008	2007
Net cash provided by operating activities	$63,907	$11,323	$150,741	$93,085
Net cash (used in) investing activities	(36,811)	(22,781)	(505,651)	(124,324)
Net cash (used in) provided by financing activities	(29,913)	1,056	301,567	3,208

Net increase (decrease) in cash and cash equivalents	(2,817)	(10,402)	(53,343)	(28,031)
Cash and cash equivalents at beginning of period	5,664	66,592	56,190	84,221

Cash and cash equivalents at end of period	$2,847	$56,190	$2,847	$56,190

(1)	Our cost of service consists of the following expenses incurred by our clinical and clerical personnel in our agencies:

•	Salaries, taxes and benefits (including health care insurance and workers’ compensation insurance);

•	travel and training expenses (primarily reimbursed mileage at a standard rate); and

•	supplies and services expenses (including payments to contract therapists).

We have reclassified certain costs (primarily health care insurance) from our general and administrative expenses to our cost of service. As a result of this reclassification, we have conformed the prior period results to the current year presentation and thus have reclassified $5.5 million and $20.3 million for the three and twelve-month periods ended December 31, 2007, respectively, from general and administrative expenses to cost of service.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA

(Financial Data in thousands)

	For the three-month periods ended December 31,		For the twelve-month periods ended December 31,
	2008	2007	2008	2007
Financial Data:
Depreciation and amortization expense	4,678	$4,125	$20,406	$13,749
Capital expenditures	7,775	5,546	28,385	28,633
Key Statistical Data:
General
Number of home health agencies	480	325	480	325
Number of hospice agencies	48	29	48	29
Number of managed agencies operated through joint ventures:
Home health agencies	4	4	4	4
Hospice agencies	2	2	2	2
Number of agencies acquired (1)	12	10	145	49
Number of agencies opened as start-up locations (1)	16	6	40	36
Days revenue outstanding (net) (2)	47.2	45.2	47.2	45.2
Days revenue outstanding (gross) (2)	54.4	51.3	54.4	51.3
Internal episodic-based revenue growth (3)	30%	28%	28%	26%
Internal episodic-based admission growth (4)	11%	10%	11%	12%
Internal episodic-based recertification growth (5)	20%	35%	25%	33%
Total visits (6)	1,991,407	1,178,734	7,004,200	4,302,830
Home Health
Episodic-based admissions (7)	53,748	34,002	199,371	129,649
Episodic-based recertifications (8)	49,773	31,839	178,840	112,612
Episodic-based completed episodes (9)	98,592	60,940	353,076	219,855
Average episodic-based revenue per completed episode (10)	$2,972	$2,662	$2,854	$2,660
Episodic-based visits per completed episode (11)	17.6	16.8	17.2	16.7

The following notes are for the periods indicated above:

(1)	Inclusive of both home health and hospice agencies.
(2)

Our calculation of days revenue outstanding (gross) is derived by dividing our ending gross patient accounts receivable (defined as the summation of our Medicare patient accounts receivable, net of estimated revenue adjustments and our other outstanding patients accounts receivable, before considering the allowance for doubtful accounts) at December 31, 2008 and 2007 by our average daily net patient revenue for the three-month periods ended December 31, 2008 and 2007, respectively. Our calculation of days revenue outstanding (net) is derived by dividing our ending net patient accounts receivable (i.e. net of estimated revenue adjustments and allowance for doubtful accounts) at December 31, 2008 and 2007 by our average daily net patient revenue for the three-month periods ended December 31, 2008 and 2007, respectively.

(3)	Internal episodic-based revenue growth is the percent increase in our base/start-up episodic-based revenue for the period as a percent of the total episodic-based revenue of the prior period.
(4)	Internal episodic-based admission growth is the percent increase in our base/start-up episodic-based admissions for the period as a percent of the total episodic-based admissions of the prior period.
(5)

Internal episodic-based recertification growth is the percent increase in our base/start-up episodic-based recertifications for the period as a percent of the total episodic-based recertifications of the prior period.

(6)

Total visits are defined as the number of times during the period that our registered nurses, licensed practical nurses, physical therapists, speech therapists, occupational therapists, medical social workers and home health aides visit all eligible patients in their residences.

(7)

Episodic-based admissions are defined as the number of patients admitted to our agencies during the period for the first 60-day episode of care where payors reimburse us for services provided on an episodic-basis, which include Medicare and other insurance carriers, including Medicare Advantage programs.

(8)

Episodic-based recertifications are defined as the number of patients recertified to our agencies during the period for an additional 60-day episode of care where payors reimburse us for services provided on an episodic-basis, which include Medicare and other insurance carriers, including Medicare Advantage programs.

(9)

Episodic-based completed episodes are defined as the number of patients that have either reached the end of their 60-day eligibility period or terminated their service before the 60-day eligibility period has lapsed where payors reimburse us for services provided on an episodic-basis, which include Medicare and other insurance carriers, including Medicare Advantage programs.

(10)	Average episodic-based revenue per completed episode is the average episodic-based revenue earned for each episodic-based completed episode of care.
(11)

Episodic-based visits per episode is calculated by dividing the total number of episodic-based visits on completed episodes in the period by the total number of episodic-based episodes completed in this period.

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA

	For the three-month periods ended December 31,		For the twelve-month periods ended December 31,
	2008	2007	2008	2007
Net income	$26,341	$16,715	$86,682	$65,113
Add:
Provision for income taxes	15,461	10,115	54,714	38,298
Interest expense (income), net	4,931	(506)	15,600	(3,150)
Depreciation and amortization	4,678	4,125	20,406	13,749

EBITDA (1)	51,411	$30,449	177,402	$114,010
Add:
Certain TLC acquisition costs (2)	248	—	3,991	—
Less:
Alliance (3)	—	—		(4,212)

Adjusted EBITDA (4)	$51,659	$30,449	$181,393	$109,798

Adjusted Net Income Reconciliation

	For the three-month periods ended December 31,		For the twelve-month periods ended December 31,
	2008	2007	2008	2007
Net income	$26,341	$16,715	$86,682	$65,113
Add:
Certain TLC acquisition costs (2)	179	—	2,446	—
Less:
Alliance (3)	—	—	—	(4,212)

Adjusted net income (5)	$26,520	$16,715	$89,128	$60,901

Adjusted Diluted Earnings Per Share Reconciliation

	For the three-month periods ended December 31,		For the twelve-month periods ended December 31,
	2008	2007	2008	2007
Diluted earnings per share	$0.97	$0.63	$3.22	$2.48
Add:
Certain TLC acquisition costs (2)	0.01	—	0.09	—
Less:
Alliance (3)	—	—	—	(0.16)

Adjusted diluted earnings per share (6)	$0.98	$0.63	$3.31	$2.32

(1)

EBITDA is defined as net income before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(2)

Certain TLC integration costs incurred primarily for the payment of severances for TLC employees and for the conversion of the acquired TLC agencies to our operating systems including our Point of Care network. Net of income taxes, the certain TLC integration costs amounted to $0.1 million or $0.01 per diluted share and $2.4 million or $0.09 per diluted share for the three and twelve-month periods ended December 31, 2008, respectively.

(3)

Alliance Home Health, Inc. (“Alliance”), a wholly owned subsidiary of ours, filed for Chapter 7 federal bankruptcy proceedings in September 2000. That case is now concluded. As a result, the remaining $4.2 million liabilities of Alliance were extinguished and we are not liable for any of these obligations. The discharge of the liabilities resulted in a non-taxable event. The Alliance gain amounted to $0.16 per diluted share for the twelve-month period ended December 31, 2007.

(4)

Adjusted EBITDA is defined as net income before provision for income taxes, net interest expense, and depreciation and amortization plus certain TLC integration costs and less the Alliance gain. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(5)

Adjusted net income is defined as net income plus certain TLC acquisition costs and less the Alliance gain. Adjusted net income should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of Adjusted net income may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(6)

Adjusted diluted earnings per share is defined as diluted earnings per share plus the earnings per share effect of certain TLC acquisition costs and less the earnings per share effect of the Alliance gain. Adjusted diluted earnings per share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of Adjusted diluted earnings per share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

5